UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MVB Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MVB FINANCIAL CORP.
301 VIRGINIA AVENUE
FAIRMONT, WEST VIRGINIA 26554-2777
(304) 363-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 15, 2018

To the Shareholders:

The Annual Meeting of Shareholders (the "Annual Meeting") of MVB Financial Corp. (“MVB”) will be held at Fairmont State University - Falcon Center, 1201 Locust Avenue, Fairmont, WV at 9:00 a.m. on May 15, 2018. This meeting is for the purposes of considering and voting upon the following proposals:

1.	To elect four directors for a three-year term.

2.	To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.

3.	To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered accounting firm for MVB for the fiscal year ending December 31, 2018.

4.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 21, 2018, shall be entitled to notice of the meeting and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive office at 301 Virginia Avenue, Fairmont, WV 26554. The notice of annual meeting, proxy statement, proxy card, and other proxy materials are first being sent or made available to shareholders on or about April 2, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2018.
We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. Instead of receiving paper copies of our proxy materials in the mail, shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”) which provides an internet website address where shareholders can access electronic copies of proxy materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the proxy materials and proxy card. The Company's 2018 proxy statement, proxy card and Annual Report for fiscal year 2017 are available online at www.investorvote.com/MVBF. We encourage you to access and review such materials before voting. Directions to the Annual Meeting where you may vote in person can be found at: www.investorvote.com/MVBF.

Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, we urge you to consider the proxy statement carefully and to promptly vote your shares.

By Order of the Board of Directors,

Larry F. Mazza
President & Chief Executive Officer

April 2, 2018

MVB FINANCIAL CORP.
301 VIRGINIA AVENUE
FAIRMONT, WEST VIRGINIA 26554-2777
(304) 363-4800

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 15, 2018

This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") of MVB Financial Corp. (“MVB” or the “Company”) to be held on May 15, 2018, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. A copy of this proxy statement, the proxy card and our Annual Report for fiscal year 2017(collectively, the “Proxy Materials”) can be found at the web address www.investorvote.com/MVBF. We first made available these Proxy Materials to our shareholders on or about April 2, 2018
The Securities and Exchange Commission (the “SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders in lieu of a paper copy of the Proxy Materials. The Notice provides instructions as to how shares can be voted. Shares must be voted either by telephone, internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice.

Solicitation of Proxies

The solicitation of proxies is made by MVB's Board of Directors. These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting. If a proxy is submitted where a vote is not indicated, the proxy will be voted “FOR” all of the proposals to be submitted to the vote of shareholders described in the Notice of Annual Meeting and this Proxy Statement. Other than the matters listed in the Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

The expenses of the solicitation of proxies will be paid by MVB. In addition to this solicitation by mail, directors, officers and employees of MVB or one or more of its subsidiaries – MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, Inc., which does business as MVB Mortgage (“MVB Mortgage”), MVB Insurance, LLC and MVB Community Development Corp. ("MVB CDC") may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Voting Without Attending Annual Meeting

If you are the shareholder of record with respect to your shares, you can vote your shares without attending the Annual Meeting by submitting your proxy through either of the following methods:

•
By Internet - You can vote via the Internet at www.investorvote.com/MVBF. Your identification numbers for Internet voting are on the Notice, and voting is available 24 hours a day. Those numbers can also be found on your proxy card if you requested a paper copy of the Proxy Materials.

•
By Telephone - 1-800-652-VOTE (8683). You can vote via the telephone by using any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on May 14, 2018. Have your proxy card in hand when you call and then follow the instructions

•
By Mail - Complete, sign and date the proxy card that will be mailed to you if you have requested a paper copy of the Proxy Materials. Return it to the Company in the postage prepaid envelope that will be included in the mailing.

If your proxy is submitted via the Internet, telephone or mail (and your proxy is not later revoked), your shares will be voted in accordance with your instructions as indicated in the proxy. If, however, you do not indicate the manner in which your shares should be voted in your proxy, your shares will be voted in accordance with the recommendations of the Board as set forth in this proxy statement.

If you are the beneficial owner of your shares, you can vote your shares without attending the Annual Meeting by following the directions contained in the voting instruction card sent to you by your stockbroker, bank or other nominee. Typically, voting instruction cards allow you to direct the voting of your shares by returning the voting instruction card by mail or by submitting your directions via the Internet or by telephone. Your stockbroker, bank or other nominee is required to vote your shares according to the directions you have given.

Voting in Person

Shares held in your name as the stockholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
The vote you cast in person will supersede any previous votes that you may have submitted, whether by Internet, telephone, or mail.

Revocability of Proxies

A shareholder executing the proxy may revoke it at any time before it is voted:

•	By notifying MVB representatives, Larry F. Mazza or Lisa J. McCormick, in person

•	by giving written notice to MVB. The revocation should be delivered to:
Lisa J. McCormick, Corporate Secretary,
301 Virginia Avenue, Fairmont, WV 26554;

•	by submitting to MVB a subsequently dated proxy; or

•	by attending the meeting and withdrawing the proxy before it is voted at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Materials are available at www.investorvote.com/MVBF. Enter the 12-digit control number located on the Notice or proxy card to access the Proxy Materials.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed March 21, 2018, as the record date (the "Record Date") for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

Each share of MVB common stock has one vote on each matter. As of the Record Date, there were 10,589,704 shares of MVB common stock issued, held by approximately 1,057 active holders of record. In addition to shareholders of record of MVB’s common stock, beneficial owners of shares held in street name as of the Record Date can vote. There are 20 million shares of common stock authorized.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
The ratification of the appointment of Dixon Hughes Goodman LLP as MVB’s independent registered accounting firm for 2018 (Proposal No. 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 3.

Each of the other proposals, including the election of directors (Proposal No. 1) and the proposal to approve a non-binding advisory proposal on the compensation of the Named Executive Officers, (Proposal No. 2), are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore, broker non-votes may exist in connection with Proposals No. 1 and No. 2.

The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities.”

Quorum Requirement

A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Voting Requirements

Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Approval of nominees is by plurality and approval of other proposals is by affirmative vote of the majority of the votes cast. An affirmative vote of at least a majority of shares necessary to constitute a quorum is also required.

Broker non-votes and abstentions have no impact on approval of directors as directors are elected by a plurality of votes cast. Each of Proposal Nos. 2 and 3 require an affirmative vote of the majority of the votes cast. In voting for Proposal Nos. 2 and 3, shares may be voted "FOR" or "AGAINST" or "ABSTAIN". A broker non-vote will not be treated as entitled to vote for approval of Proposal Nos. 2 and 3 and will generally have no impact on such proposals. In order to minimize the number of broker non-votes, MVB encourages you to provide voting instructions on each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice and the voting instruction form.

PURPOSES OF MEETING

1.    ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five (5) to twenty-five (25) members.  The Board currently consists of ten (10) members.

Directors are elected by a plurality of the votes cast. Therefore, a vote withheld may not affect the outcome of the election. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate a number of votes equal to the number of directors multiplied by the number of shares owned, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

The MVB Articles of Incorporation provide for staggered terms for directors. The four individuals up for election at the Annual Meeting and identified below represent the nominees to the Board of Directors for a term to expire in 2021.  All four individuals will be elected for a three-year term. Following the election of the four nominees referenced below, MVB will have three classes of directors, all consisting of three board members, except for the class standing for election at the Annual Meeting, whose term expires in 2021, which class will have four board members.

Directors Up for Election

Directors	Age as of March 21, 2018	Director and/or Officer Since	Term to Expire	Principal Occupation During the Last Five Years
David B. Alvarez	54	2013	2021	President of Energy Transportation, LLC; previously President of MEC Construction, LLC

John W. Ebert	58	2013	2021	President - J.W. Ebert Corporation, a McDonald's Restaurant franchise of 41 stores

Dr. Kelly R. Nelson	58	2005	2021	Physician

Daniel W. Holt[1]	46	2017	2021	Co-Founder and CEO of BillGo; previously President & General Manager, Managed Services at Computer Services Inc. (CSI)
1 Mr. Holt is a 2018 nominee and joined the Board of MVB and MVB Bank, Inc. in December 2018.

David B. Alvarez – MVB Vice-Chair and Director. Mr. Alvarez is the owner and President of Energy Transportation, LLC ("ET"), which has grown to be a regional service provider for the natural gas industry. Under Alvarez's leadership ET now offers EnviroTeam Services. These services include plant environmental waste stream and dike management, emergency spill response, drum service, etc. He was formerly owner and President of MEC Construction. He has been involved in the construction business throughout the North Eastern United States natural gas fields for more than 23 years. Alvarez is credited with founding several new companies, which continue to benefit the economy of West Virginia and the surrounding states, while providing employment for many West Virginians, which include Applied Construction Solutions, ET, and Blue Mountain Equipment Corporation. He is a graduate of West Virginia University with a B.S. Degree in Business Administration. He is extremely involved in various professional, educational, and philanthropic activities throughout West Virginia, including serving on the Board of Governors of West Virginia University, where he serves as facilities and finance chair. He is a member of the Medbrook Children's Charity Board, the Harrison County Economic Development Corporation, and a member of the Richmond Federal Industry Round Table. He currently serves on the Finance and Loan Approval Committees. Mr. Alvarez was nominated because of his knowledge of the West Virginia markets, his knowledge of the construction and natural gas industry and his community involvement.

John W. Ebert – MVB Director.  Mr. Ebert is President of J.W. Ebert Corporation, which owns 41 McDonald’s franchises in West Virginia, Pennsylvania,  and Maryland and has over 28 years of retail experience.  He is the former Chairman of McDonald’s East Division Profit Team representing 5,000 restaurants.  He is the former President of the Pittsburgh Region’s McDonald’s Owner/

Operator Association.  Mr. Ebert is a 1982 graduate of the University of Notre Dame with a B.S. Degree in Accounting and began his career as a Certified Public Accountant for a national accounting firm.  He currently serves on the MVB Audit / ERM, Finance, Nominating & Corporate Governance committees.  Mr. Ebert was nominated because of his knowledge of the North Central West Virginia market, his educational background and business expertise, which includes budget, risk assessment and HR experience.

Dr. Kelly R. Nelson – MVB Director.  Dr. Nelson is Physician in Bridgeport, West Virginia and is affiliated with numerous hospitals in the region, including United Hospital Center and WVU Medicine.  He was formerly Senior Vice President of MedExpress Urgent Care and for the prior 27 years, the Medical Director for Medbrook Medical Associates.  He is extremely active in community organizations and is currently President and Board Member of the Medbrook Children’s Charity.  He is a graduate of Auburn University with a B.S. Degree in Biology and the University of Alabama, School of Medicine, specializing in Family Medicine.  Dr. Nelson currently serves on the MVB Audit/ ERM, Nominating & Corporate Governance, Human Resources & Compensation, and Information Technology Steering Committees, as well as the MVB Mortgage Board.  He was nominated due to his knowledge of the medical community in North Central West Virginia, his educational and business backgrounds and community activities throughout the region.

Daniel W. Holt – MVB Director. Mr. Holt is Co-Founder & CEO of BillGo, Inc. ("BillGo"), a bill payment engine that offers real-time payments, revenue, and automation to payment providers. Under his leadership, BillGo has become the top bill payments engine in the financial industry. After serving eight years in the U.S. Air Force, Mr. Holt held several leadership positions in Silicon Valley. For eight years, his team at HEIT built the leading cloud services company for the financial industry. Upon its acquisition, Mr. Holt led CSI’s technology and services as President and General Manager. During his tenure, CSI became the largest secure banking cloud for community banks and credit unions. Mr. Holt has served on boards for Allied Payment Network, Dragnet Solutions and Community Funded, and he mentors students in Colorado State University’s Entrepreneurship Program. He earned certifications as a Project Management Professional, Certified Information Systems Security Professional and GIAC Systems and Network Auditor. He is also part of the Fed Secure Payments Task Force. Mr. Holt holds a bachelor’s degree from the University of Maryland and an MBA from Colorado State University. He currently serves on the Finance, Nominating and Corporate Governance and Information Technology Steering Committees. He was nominated due to his leadership, education, business, and professional development experiences in the financial and technology industries.

The Board of Directors unanimously recommends that you vote "FOR ALL" the nominees, Messrs, Alvarez, Ebert, Nelson and Holt, to be elected to the Board of Directors for a term expiring in 2021.

Directors Not Up For Election

In addition to the directors who are up for election at the Annual Meeting, the following are the remaining directors who are not up for election.

Directors	Age as of March 21, 2018	Director and/or Officer Since	Term to Expire	Principal Occupation During the Last Five Years
Stephen R. Brooks	69	1999	2020	Member & Attorney – Flaherty Sensabaugh Bonasso, PLLC (a law firm)

James J. Cava, Jr.	52	2013	2020	CFO - Ryan Environmental LLC & Ryan Environmental Transport, LLC, Managing Member – Cava & Banko, PLLC, Certified Public Accountants

H. Edward Dean, III	49	2012	2019	President & CEO – Potomac Mortgage Group, Inc. (dba MVB Mortgage), a wholly owned subsidiary of MVB Bank (acquired December 2012)

Gary A. LeDonne	56	2016	2019	Executive in Residence at the West Virginia University ("WVU") College of Business and Economics; previously, Partner, Ernst & Young LLP (retired)

Larry F. Mazza[1]	57	2005	2020	President & Chief Executive Officer – MVB and MVB Bank

J. Christopher Pallotta	68	1999	2019	Director – Bond Insurance Agency
1 Mr. Mazza is also a member of the Board of Directors of PDC Energy, Inc.

Executive Officers

Executive Officer	Age as of March 21, 2018	Officer Since	Title During the Last Five Years
Donald T. Robinson	43	2011	Executive Vice President & Chief Financial Officer; Former Chief Operating Officer – MVB and President – MVB Bank

David A. Jones	55	2006	Senior Vice President & Chief Risk Officer – MVB & MVB Bank; previously Senior Vice President & Chief Credit & Chief Risk Officer – MVB & MVB Bank

John T. Schirripa	55	2011	Executive Vice President, Chief Commercial Lending Officer, Regional President – West Virginia, and Commercial Loan Officer – MVB Bank

There are no family relationships among the directors, director nominees or executive officers of MVB or the Bank.

Other than previously disclosed, no MVB Board member has been a member of the board of another public company during the past five years.

The Board of Directors of MVB met nineteen (19) times and the Board of Directors of MVB Bank met eighteen (18) times during 2017.  All current directors attended 75% or more of the meetings held by the Board of Directors and committees thereof in which the director is a member.

In order to meet their responsibilities, directors are expected to attend board and committee meetings, as well as the annual meeting of shareholders. All directors attended the 2017 Annual Meeting of Shareholders, except for Directors Alvarez and Ebert.

Leadership Structure of the Board

The Board Chair, Vice Chair, and President & Chief Executive Officer ("CEO") are three separate individuals. Throughout MVB’s history, this has been the leadership model. The CEO is responsible for the day-to-day operations and performance of MVB. The Chair and Vice Chair are involved in presiding over Board meetings, matters of governance, and corporate oversight. The Chair and Vice Chair also focus on monitoring the effectiveness of the CEO in implementing MVB’s corporate strategy and ensuring that the directors receive sufficient information, on a timely basis, to provide proper risk oversight.

The committee structure of MVB is such that the committees are responsible for and review the areas of greatest risk to MVB. Each is chaired by an independent director. MVB staff members provide support to the respective Chairs of each committee in providing requested information necessary for each committee to provide appropriate oversight.

Committees of the Board

The MVB Board of Directors has a number of standing committees as described below.

Audit / ERM Committee.  Composed of James J. Cava, Jr. (Chair), John W. Ebert, Gary A. LeDonne, and Dr. Kelly R. Nelson. The purpose of the Audit / ERM Committee is to: (i) monitor the integrity of the financial reporting process, systems of internal controls and financial statements and reports of MVB; (ii) be directly responsible for the appointment, compensation and oversight of the independent auditor employed by MVB for the purpose of preparing or issuing an audit report or related work; (iii) be responsible for the appointment, compensation and oversight of the internal auditor; (iv) assist the Board of Directors in monitoring compliance by MVB with legal and regulatory requirements, including holding company, banking, mortgage and insurance regulations and the Sarbanes-Oxley Act of 2002; (v) oversee management corrective actions when such needs have been identified; (vi) oversee MVB’s whistleblower policy; (vii) oversee MVB’s risk management program for effectiveness and ensure that the Board of Directors incorporates the appropriate risk management processes in its activities; and (viii) report to the Board of Directors on these matters.

The Board of Directors of MVB has designated Gary A. LeDonne as an individual who is considered to be an audit committee financial expert. Mr. LeDonne has been identified as meeting the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for an audit committee financial expert. All members of the Board of Directors are successful business owners or organization leaders and have knowledge of the requirements to run such a successful business.

The Audit / ERM Committee met fourteen (14) times in 2017. The Committee meets with representatives of Crowe Horwath LLP, who are responsible for the internal audit function of MVB, and Dixon Hughes Goodman LLP, who are responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of MVB Bank or MVB. During these meetings, the active management of MVB Bank or MVB, including CEO Mazza and CFO Robinson, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Directors Dean and Mazza, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. None of them are or have for the past three years been employees of MVB, except for Directors Dean and Mazza and none of their immediate family members are or have for the past three years been executive officers of MVB or MVB Bank. In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Directors Dean and Mazza are “independent directors,” as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Audit Committee Charter was amended and approved by the Board of Directors on September 19, 2017 and a copy of the amended Charter is attached as Exhibit A to this proxy statement.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended 2017 with management. The Audit Committee has also discussed the audited financial statements with Dixon Hughes Goodman LLP, MVB’s independent accountants, as well as the matters required to be discussed by Public Company Accounting Oversight Board (United States) (the "PCAOB") Auditing Standard No. 1301 (Communication with Audit Committees) and SEC rules. The Audit Committee has received the written disclosures and the letter from Dixon Hughes Goodman LLP, required by applicable requirements of the PCAOB regarding the independent accountant’s communications, and has discussed with Dixon Hughes Goodman LLP the independent accountants’ independence. Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-K for the year ended 2017 and filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:
James J. Cava, Jr., Chair
John W. Ebert
Gary A. LeDonne
Dr. Kelly R. Nelson

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

Finance Committee. Composed of David B. Alvarez, James J. Cava, Jr., John W. Ebert (Chair), Daniel W. Holt, Gary A. LeDonne, and J. Christopher Pallotta. The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by providing oversight and guidance regarding finance, budget, and facilities matters and to make recommendations, as appropriate and warranted. The Committee reports the results from these meetings to the Board of Directors. The Finance Committee met eight (8) times in 2017.

Nominating and Corporate Governance ("Governance") Committee. Composed of Stephen R. Brooks, John W. Ebert, Daniel W. Holt, and Dr. Kelly R. Nelson (Chair). The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by: (i) helping MVB to create and maintain an appropriate board and committee structure; (ii) assessing the skills, experience, and backgrounds necessary to effectively staff MVB boards and committees; (iii) overseeing the development and updating of governance and ethics policies for MVB; (iv) leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members; (v) and monitoring of the implementation of MVB governance policies and practices. The Committee reports the results from these meetings to the Board of Directors. The Committee met seven (7) times in 2017. The Governance Committee Charter was approved by the Board of Directors January 16, 2018 and a copy of the Charter is attached as Exhibit C to this proxy statement.

For reference, the Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and to serve on Board committees.

•
The Board of Directors will consider whether a nominee is independent, as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.

•
Directors must be acceptable to MVB's and the Bank's regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws of MVB and share ownership guidelines as established by MVB.

•	Directors must be at least 21 years of age.

The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors. Diversity is just one of many factors the Governance Committee considers in the identification and selection of director nominees. The Board defines diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills, and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness. While diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the Governance Committee focuses on skills, expertise or background that would complement the existing board, recognizing that MVB’s businesses and operations are regional in nature. The majority of our directors are or have been residents of our primary markets - North Central West Virginia, Eastern West Virginia, or Northern Virginia. Our directors come from diverse backgrounds including the financial, industrial, professional, and retail areas and information technology.

The process of the Governance Committee for identifying and evaluating nominees is as follows. In the case of incumbent directors whose terms are set to expire, the Governance Committee considers the directors’ overall service to MVB or MVB Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and MVB Bank. The Committee also reviews the payment history of loans, if any, made to such directors by MVB Bank to ensure that the directors are not chronically delinquent and in default. The Committee considers whether any transactions between the directors and MVB Bank have been criticized by any banking regulatory agency or MVB Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient. The Committee also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law. For new director candidates, the Committee uses its network of contacts in MVB’s market area to compile a list of potential candidates. The Committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The Committee then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders for nomination by the Governance Committee, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations for director to the shareholders. The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the President not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying shareholder; and

•	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors or directors of MVB subsidiaries and are included as nominees in this Proxy Statement. No shareholder recommendations or nominations have been made for election at the 2018 Annual Meeting.

Human Resources & Compensation Committee. Composed of Stephen R. Brooks, James J. Cava, Jr., Gary A. LeDonne (Chair) and Dr. Kelly R. Nelson. The purpose of this Committee is to: (i) attend to all human resources issues that come before the Board of Directors; (ii) review and set CEO compensation; (iii) conduct an annual CEO performance evaluation and goal setting process; (iv) oversee succession planning, both emergency and future leadership; (v) approve senior management salaries; and (vi) establish the compensation for the individuals that serve on the Board of Directors. This Committee also is responsible for administration of all incentive plans. The Human Resources & Compensation Committee (the "Compensation Committee") reports the results from these meetings to the Board of Directors. The Compensation Committee met fourteen (14) times in 2017. The Compensation Committee Charter was amended and approved by the Board of Directors on March 20, 2017 and a copy of the Charter is attached as Exhibit B to this proxy statement.

Code of Conduct and Ethics

The MVB Board of Directors has established a Code of Ethics for Senior Financial Officers that applies to our senior executive and financial officers, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. We also maintain a Code of Conduct that governs all of our directors, officers and employees. A copy of the Code of Ethics for Senior Financial Officers and the Code of Conduct are available on our website at www.mvbbanking.com under Investor Relations. We will promptly disclose any future amendments to these codes on our website, as well as any waivers from these codes for executive officers and directors. Copies of these codes will also be available in print from our Corporate Secretary, without charge, upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are, or have been, an officer or employee of MVB. During 2017, no member of our Compensation Committee had any relationship with MVB requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serve as a board of director or compensation committee member of a company that has an executive officer serving on our Board or Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of MVB’s 2017 executive compensation program. This includes discussion and background information regarding the compensation of CEO, CFO, and other named executive officers (“NEOs”).

This CD&A is intended to be read in conjunction with the tables and accompanying footnotes and narrative disclosure which immediately follow this section, which provide further historical compensation information.

The following executive officers constituted MVB’s Named Executive Officers (“NEOs”) in the past fiscal year:

Larry F. Mazza	President and Chief Executive Officer
Donald T. Robinson	EVP, Chief Financial Officer
H. Edward Dean III	CEO, MVB Mortgage
David A. Jones	SVP, Chief Risk Officer
John T. Schirripa	EVP, Chief Commercial Lending Officer

Executive Summary

Overall, the Board of Directors believes that MVB’s compensation program is effective in aligning the compensation of executive officers with the long-term interests of MVB shareholders. Incentive compensation programs consist of a blend of annual performance and time-based compensation, and are structured to preclude excessive and unnecessary risk-taking, and utilize performance metrics established in advance based on an annual budget and business planning process. MVB’s incentive plans also contain caps or limits on the amounts that can be awarded. Clawback policies are also imposed on all compensation awards, so that awards or payments are adjusted or recovered if the performance measures supporting such an award are subsequently restated or otherwise adjusted to levels which do not support the award or payment.

Business Highlights

The MVB Senior Management Team, working with the Board of Directors, developed the MVB 2018-2020 strategic plan – Reaching New Heights. This plan sets forth the goals, key strategies, and performance targets required to ensure that MVB achieves desired growth by 2020, while maintaining regulatory compliance and client service standards of excellence. Focusing on Reaching New Heights will not be without challenges from competition to the on-going regulatory mandates MVB must meet. MVB fiscal 2017 highlights include achievement of the following:

•	Listing on the Nasdaq Capital Market®

•	Loan Growth of 5% and Deposit Growth of 4.7% for 2017

•	3% increase in Net Interest Income for 2017

2017 Compensation Highlights / Recent Modifications

In 2017, executive pay reflected MVB’s pay and performance alignment, as performance was not as strong as MVB had targeted. Further, to strengthen the pay and performance alignment, the Compensation Committee made several overall decisions regarding compensation in 2017 and in the first quarter of 2018 as described below (the following compensation related decisions are applicable to all NEO’s except for Mr. Dean, who participates in a different plan applicable specifically to the mortgage industry):

•	No base salary increases for 2017
MVB did not provide base salary increases to any NEO in 2017.

•	No earned annual bonuses in 2017
Because MVB did not achieve its net income target for 2017, all NEOs received zero annual cash incentives, despite achievement versus other corporate and individual objectives. This is one example of how MVB’s incentive plans align management interests with corporate performance as well as the interests of shareholders.

•	New 2018 Annual Senior Executive Performance Incentive Plan
As disclosed in the Company's Current Report on Form 8-K filed with the SEC in February 2018, the Company has instituted a new annual incentive plan for executives. As part of this disclosure, the Company announced threshold, target, and maximum payout opportunities based on position. Addition”ally, all metrics were fully disclosed. For 2018, in addition to a Net Income threshold that must be met for any award to vest, there are four equally weighted metrics: Net Interest Margin, Noninterest-bearing Deposit Growth, Efficiency Ratio, and Non-Performing Loans/Total Loans.

•	New 2018 Long-Term Incentive program
Following a re-evaluation of the long-term incentive plan, the Committee has chosen different equity vehicles for 2018 awards, including the introduction of time-based and performance-based Restricted Stock Units (“RSU”) awards. The performance-based awards will vest based upon Return on Assets (“ROA”) (50%) and relative Total Shareholder Return (“TSR”) (50%) performance over a three-year period, with vested amounts ranging from 0% to 150% of target, depending on results. The time-vesting RSUs will vest solely based on continued service, following a 5-year cliff vesting schedule.

Components of MVB’s Compensation Program

Base Salary
Base pay is used to maintain market competitiveness in attracting and retaining top talented executive officers. Base salaries are reviewed annually, and merit increases are awarded based on performance and in-line with a merit budget. Merit budgets are determined annually based on markets conditions and the success of the Company.

Short-Term Incentives	Short term incentives are tied directly to the Company’s business results as well as individual performance. Awards are paid only when business performance is strong and goals are met.
Long-Term Incentives
Long-term equity awards incentivize executives to deliver long-term shareholder value, while also providing a retention vehicle for executive talent. In fiscal 2017, MVB granted stock options with a vesting period of five years and a term of ten years to the NEOs.

For fiscal year 2018, MVB implemented a performance and time-based long-term incentive plan in which RSU performance awards vest based upon ROA (50%) and relative TSR (50%) performance over a three-year period and the time-based RSU awards with a 5-year cliff vesting schedule.

Compensation Governance Practices

MVB’s pay-for-performance philosophy and compensation governance practices provide an appropriate framework to executives to achieve financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some practices include:

What MVB Does	✓ Pay-for-performance philosophy and culture
✓ Comprehensive clawback policy
✓ Responsible use of shares under MVB’s long-term incentive program
✓ Engage an independent compensation consultant
✓ Perform an annual risk assessment of the compensation programs
Say-on-Pay Vote Results

The Compensation Committee also considers the result of the most recent shareholder advisory vote on executive compensation. At the 2017 Annual Meeting, 94.8% of shareholders of MVB voting at the meeting approved the compensation of the named executive officers. In light of the high level of approval received in 2017, the conclusion was that no significant changes to compensation policies and practices were immediately warranted. However, MVB nevertheless implemented several improvements to the pay program, including changes to the long-term incentive plan and the peer group (see below), in relation to 2018 compensation practices.

Compensation Philosophy and Objectives

MVB’s compensation programs are designed to provide competitive compensation and benefits to promote the interests of MVB and its shareholders while enabling us to attract and retain top-quality executive talent. MVB’s compensation philosophy is built on five core compensation principles:

1)	Pay for Performance
MVB philosophy is performance-based. The incentive plans are designed to drive and improve individual and business performance. Each plan requires measurable goals and objectives to be set, communicated, achieved, and audited prior to any award made. Those with unacceptable performance are not eligible for incentive awards or merit increases.

2)	Sound Compensation Practices
All MVB compensation elements will comply with appropriate regulations and sound compensation practices, which neither pay excessive compensation nor encourage inappropriate risk-taking. All behavior must be consistent with MVB’s vision, mission, and values.

3)	Pay Structure
Various positions require different levels of skills, knowledge, and personal attributes that drive different rates of pay and/or variable compensation opportunity. Geographic locations will also factor into the process. MVB has an established job structure and job evaluation process that provides a formal hierarchy of grades and salary ranges, and a means to determine fairness in job placement within the structure. This pay structure guides us in providing internal equity amongst positions and ensures the maintenance of fairness in compensation practices across divisions of the organization.

4)	Market Competitive Compensation
The “market” sets the framework for opportunity and the achievement drives the payout. The intent of the compensation philosophy is to maintain a competitive compensation program and attract and retain top talent across the organization.

5)	Profitability Drives the Programs
Profitability and success are the key drivers in determining compensation opportunity. It is the responsibility of senior management to ensure plans provide a positive return to the Company and shareholders, in addition to appropriately rewarding contributions and successful performance.

Establishing Executive Compensation

Role of the Compensation Committee

The Compensation Committee’s process begins with establishing individual and corporate performance objectives by the second quarter of each calendar year. The Compensation Committee engages in an active dialogue with the CEO concerning strategic objectives and performance targets. The Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans, the degree of difficulty in achieving performance targets, and appropriate risk levels. Corporate performance objectives typically are established based on a targeted return on assets and return on equity, as well as growth in earnings per share and individual goals for particular business units within MVB.

The Compensation Committee annually reviews the Compensation Committee Charter and all incentive plans used throughout MVB in all business lines. In this review of the incentive plans, the Compensation Committee determines whether the plans, individually or collectively, encourage excessive risk taking, that each of the plans has reasonable limits and caps, and that the overall structure of the incentive plans is aligned with the interests of the shareholders.

The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	financial reports on year-to-date performance versus budget and compared to prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on MVB’s strategic objectives

•	reports on MVB’s year over year performance and current year performance versus a peer group of companies;

•	estimated grant date values of stock options (using the Black-Scholes valuation methodology);

•
total compensation of the named executive officers, including base salary, cash incentives, equity awards and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or following a change in control of MVB;

•
information regarding compensation programs and compensation levels at study groups of companies identified by Management or through statistical comparisons compiled by Management using third party source information such as SNL Financial Executive Compensation Review; and

•	publicly available independent survey reports related to employee and board compensation.

Role of Management

Management plays a significant role in the compensation setting process. The most significant aspects of management’s role are:

•	evaluating employee performance;

•	establishing business performance targets and objectives for individual executives other than the NEOs; and

•	recommending salary levels and option awards.

The CEO also participates in Compensation Committee meetings when requested to provide:

•	background information regarding MVB’s strategic objectives;

•	performance evaluations of Senior Management (other than the CEO); and

•	compensation recommendations on senior executive officers (other than himself).

Use of Outside Advisors

Pursuant to the authority granted to it in its charter, the Compensation Committee may engage an independent executive compensation consultant. Beginning in May 2017, McLagan, an Aon company, provided consulting services to the Compensation Committee, including advice on compensation philosophy, incentive plan design, executive job compensation analysis, and CD&A disclosure, among other compensation topics.

The Compensation Committee conducted a specific review of its relationship with McLagan in 2017 and determined that McLagan’s work for the Compensation Committee did not raise any conflicts of interest, taking into account the independence factors set forth in applicable SEC and Nasdaq rules.

Risk Consideration

The Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between MVB’s results and risk. The Compensation Committee recognizes that business in the financial industry inherently requires that MVB take on certain risks: in its lending activities, depository activities, and investing activities, as well as other facets of the organization. Upon due consideration of these items, the Compensation Committee believes that MVB incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, the Compensation Committee believes that MVB’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

Compensation Competitive Analysis

Use of Peer Group

The Compensation Committee generally seeks to provide total targeted direct compensation that is competitive and, dependent on Company performance and other factors including size of assets and location. MVB adopts the position that annual compensation for all executive officers should be targeted to be above the 50th percentile of companies in MVB’s peer group and should provide bonuses based on performance metrics established at the discretion of the Compensation Committee. MVB’s talent acquisition strategy focuses on attracting and retaining executives with the experience and skills necessary to grow the organization. MVB executives have generally come from larger metropolitan areas and/or institutions that are significantly larger than MVB. In executing talent strategy, it is necessary to provide a base salary that exceeds the median of banks that are comparable to MVB’s current asset size. Other elements of compensation are adjusted to recognize that base salaries are competitive.

2017 Peer Group

Based on a prior analysis conducted by Pearl Meyer & Partners, LLC, MVB used the following targeted banks as their peer group for 2017:

Cardinal Financial Corporation	MainSource Financial Group, Inc.	Fidelity Southern Corporation
Stock Yards Bancorp, Inc.	TriState Capital Holdings, Inc.	Peoples Bancorp, Inc.
Univest Corporation of PA	Independent Bank Corporation (MI)	Bryn Mawr Bank Corp.

2018 Peer Group

Based on the McLagan analysis, MVB has determined to use the following targeted banks as their peer group for 2018:

Bryn Mawr Bank Corp.	Peoples Bancorp Inc.	Stock Yards Bancorp Inc.
Financial Institutions Inc.	Peapack-Gladstone Financial	C&F Financial Corp.
Xenith Bankshares Inc.	CNB Financial Corp.	Arrow Financial Corp.
Farmers National Banc Corp.	WashingtonFirst Bankshares Inc.	Carolina Financial Corp.
Peoples Financial Services	Access National Corp.	Chemung Financial Corp.
Codorus Valley Bancorp Inc.	American National Bankshares	Premier Financial Bancorp Inc.
Southern First Bancshares Inc.	Penns Woods Bancorp Inc.	First United Corp.
LCNB Corp.	Howard Bancorp Inc.	Unity Bancorp Inc.
Evans Bancorp Inc.	First South Bancorp Inc.	Citizens Financial Services
Kentucky Bancshares Inc.	SB Financial Group Inc.	Entegra Financial

With McLagan’s assistance, the Compensation Committee has reconfigured the peer group for fiscal 2018 compensation decisions. This new peer group consists of publicly traded banks that generally had assets between $750 million and $4 billion, revenues between $40 million and $200 million, 5-year Compound Annual Growth Rate greater than 5% (exception made for First United Corp), Return on Average Assets greater than 0% and consumer loans greater than 10% of loan portfolio.

Components of Executive Compensation

The principal components of MVB’s executive compensation program are:

•	Base salary;

•	Annual cash incentive awards and

•	Long-term incentives.

In addition to these principal components, MVB’s compensation program also includes employment contracts, change in control agreements, a bank owned life insurance program, and other perquisites and benefits, each of which are discussed in this Compensation Discussion & Analysis with respect to the NEOs.

Base Salary

Base salary is a key element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the peer groups, internal pay equity and the tax deductibility of base salary.

The table below sets forth the annual base salaries for MVB NEOs for fiscal years 2016 & 2017:

Executive	2016 Base Salary	2017 Base Salary	% Change
Larry F. Mazza	$625,000	$625,000	0.0%
Donald T. Robinson	$350,000	$350,000	0.0%
H. Edward Dean III	$500,000	$500,000	0.0%
John T. Schirripa	$265,000	$265,000	0.0%
David A. Jones	$250,000	$250,000	0.0%

Annual Cash Incentive Awards

Annual incentive awards are an important part of MVB’s overall executive compensation program. The purpose of the Annual Senior Executive Performance Incentive Plan (the “Plan”) for MVB is to promote the interests of MVB and its shareholders by:

•	Attracting and retaining executives of outstanding ability;

•	Paying for performance in areas that drive short-term performance and long-term shareholder value creation;

•	Enabling such individuals to participate in the growth and financial success of MVB;

•	Designing with awareness of regulatory and institutional investor guidelines, rules, and best practices.

2017 Annual Incentive Plan (“AIP”)

The AIP has been designed using industry best practices aligned with MVB’s strategic planning and performance benchmark targets. There are several components to the design with different criteria and weightings applied to ensure the goals are challenging yet achievable and that it is an effective incentive to garner high performance in all areas of MVB operations.

Key Criteria for Incentive Payout Activation

The following are set criteria that must be met fully for incentive payouts to be made:

Net Income Performance - No payout to any Named Executive will be made unless MVB’s annually established Net Income goal target is met or exceeded. Amounts in excess of the Net Income goal are split between the Company and the Plan participants, with 60% of Net Income of the goal being retained by the Company and 40% of the Net Income of the goal being used as the basis for determining potential AIP awards to the executive officers and other incentive plans at MVB.

Corporate Performance - If the Net Income goal is achieved, the committee evaluates variously weighted corporate performance metrics to establish final bonuses for the NEOs.

Net Income Goal

MVB’s overall corporate goal is the Net Income goal for a given fiscal year. The Compensation Committee sets target performance measures based in part upon management’s confidential business plan and budget. The Net Income target value will be established as part of the annual strategic planning and performance benchmark activity. The MVB Board of Directors gives final approval to the pending year’s Net Income goal, which becomes the Net Income target goal for the Plan. Additionally, the Net Income goal for the calendar year may be further adjusted to reflect extraordinary events or circumstances affecting MVB or its business.

MVB’s 2017 Net Income goal was the basis for determining the overall incentive payout levels based on the following scale:

Performance Level Against Net Income Goal	Payout as Percent (%) of Target Incentive Opportunity
100%	0%
125%	25%
150%	50%
200%	100%

As shown in the above table, reaching 100% or falling short of the Net Income goal will result in no incentive payout for any Named Executive.

Corporate Performance Rating

A set of performance measurements, beyond the Net Income goal, is used in the Plan. Each NEO will have a series of selected performance metrics designated as part of his or her performance criteria to reach or exceed during the year. These metrics are based on MVB’s consolidated company performance: MVB, MVB Bank Inc. and MVB Mortgage. For each such performance metric, a weight will be assigned to equal 100% across the total metrics determined for the NEO. The following metrics and targets were set for 2017:

Metric	2017 Target	Actual 2017 Results
Net Interest Margin	3.15%	3.27%
Total Core Deposits	$1,188,000,000	$1,124,000,000
Efficiency Ratio	80%	83%
Non-Performing Loans	0.75%	0.88%

Fiscal 2017 Target Cash Bonus Opportunities and Earned Bonuses

As in prior years, the target annual cash bonus opportunities for MVB’s NEOs were generally expressed as a percentage of their respective base salaries. At the beginning of fiscal 2017, the Committee decided to maintain the percentages for incumbent NEOs’ target bonus opportunities. Due to the Company not achieving or exceeding the Net Income goal, no annual bonuses were paid to executives in 2017.

2018 Annual Incentive Plan

In February 2018, the Company announced a new Senior Executive Performance Incentive Plan which provides executives with annual cash incentive opportunities for 2018 performance. The ability to earn any award is contingent on the Company achieving a consolidated Net Income goal. The Net Income goal for the plan year is equal to the actual Net Income achieved in the prior year. In addition, in 2018, an executive also must attain an individual performance evaluation rating of at least “meets expectations” to be eligible to earn cash incentives.

Four goals were set, with equal weighting, all based on only MVB Bank Inc. performance:

2018 Metrics	Weighting	Threshold	Target	Maximum
Net Interest Margin	25%	3.28%	3.30%	3.39%
Noninterest Bearing Deposit Growth	25%	$145,000,000	$148,000,000	$162,800,000
Efficiency Ratio	25%	62.5%	61.7%	58.5%
Non-Performing Loans/Total Loans	25%	0.80%	0.75%	0.60%

Executives will have target bonus opportunities, as a percentage of base salary, ranging from 25% to 50%, with the opportunity to earn 85% to 150% of that amount based on performance.

Long-Term Incentive Compensation

MVB’s Compensation Committee believes that long-term incentive compensation is an important component of the compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of shareholders, and rewarding the achievement of MVB’s long-term strategic goals.

2017 Grants

Eligibility for an annual equity award and the size of the award is based on the discretion of executive management and the Board of Directors based on individual performance and meeting corporate performance measures. In 2017, the Compensation Committee granted stock options to MVB’s executive officers to align their interests directly with the interests of shareholders. All but Mr. Dean’s stock option grants have a five-year vesting period with an expiration life span of ten years. Mr. Dean’s grant has a four-year vesting period with a ten-year expiration date.

In 2017, with the exception of Mr. Dean, MVB’s NEOs received the following grants based on 2016 performance:

Executive	Stock Options (#)
Larry F. Mazza	50,000
Donald T. Robinson	25,000
H. Edward Dean III	102,000
John T. Schirripa	25,000
David A. Jones	15,000
2018 Long-Term Incentive Plan Redesign

Following a re-evaluation of the long-term incentive plan, the Compensation Committee has chosen different equity vehicles for 2018 awards, including the introduction of time-based and performance-based RSU awards. The performance-based awards will vest based upon ROA (50%) and relative TSR (50%) performance over a three-year period, with vested amounts ranging from 0% to 150% of target, depending on results. The time-vesting RSUs will vest solely based on continued service, following a 5-year cliff vesting schedule.

Additional Compensation Practices and Policies

Recoupment (“Clawback”) Policy

MVB has adopted a clawback policy for all compensation awards, so that awards or payments are adjusted or recovered if the performance measures supporting such an award are subsequently restated or otherwise adjusted to levels which do not support the award or payment.

Perquisites and Other Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance, and group disability programs, as well as health savings accounts for reimbursement of medical expenses.

Bank-Owned Life Insurance Program

In 1999, MVB implemented a bank-owned life insurance program which was primarily designed to offset the cost of certain employee benefit plans. The policies purchased are primarily general and hybrid. It is MVB’s intention to hold the insurance until the ultimate death of each insured. MVB addressed insurable interest requirements by offering the program only to officers, required their written consent to participate in the program, and irrevocably assigned a set death benefit for each insured to be paid to the insured’s beneficiary upon the death of the insured directly from MVB’s general accounts.

Specifically, the program insures approximately 39 current or former officers, at the level of vice president or higher, and two current directors. Each officer has consented to participate in the program. Each officer has also been irrevocably assigned a set death benefit in the policy proceeds on the employee’s life which is payable to the insured’s designated beneficiary upon the death of the insured. On average, the death benefit payable to MVB as a multiple of salary is approximately 5.5 times annual salary. All of the named executive officers, have such policies for the primary benefit of MVB against their lives, and only if such policies remain in force by MVB until their death, the Company would be the primary beneficiary.

Retirement 401(K) Plan

MVB maintains a defined contribution 401(k) retirement savings plan for all employees over the age of 21 years old. The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation or after-tax (Roth) deferral contribution amounts; up to a statutory limit of $18,500. Participants who are at least 50 years old are also entitled to make “catch-up” contributions, which may be up to an additional $6,000.

MVB matches 50% up to 5% of the participant’s total compensation on a per pay basis, subject to IRS limitations. Full-time employees and certain part-time Team Members are eligible to participate upon the first month following their first day of employment or having attained age 21, whichever is later. Under MVB’s 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employer contributions vest as per the 401(k) plan document. Employee and employer contributions are held and invested by the plan’s trustee.

Employment Contracts

MVB and its subsidiaries provide certain executive officers with written employment contracts in order to secure the services of key talent within the highly competitive financial services industry. With the exception of Mr. Dean, these contracts are generally the same and are reviewed and updated annually if necessary. The non-competition provisions in the agreements are intended to protect MVB from competitive disadvantage if one of MVB’s named executive officers leaves MVB to work for a competitor.

The contracts provide for discharge for cause and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, employee shall be paid when due and in accordance with MVB’s normal payroll practices and relevant policies. If terminated without cause, the employee is entitled to a severance payment equal to a set number of months of the employee’s base salary.

Although the employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by MVB, the Change in Control Agreements, described in the succeeding section, contain provisions that, if the employee so elects, supersede and replace the termination benefits under an employee’s employment contract in the event of a termination or severance of such an executive officer’s employment subsequent to a change in control. Thus, the employee can elect a termination payment only under one form of benefit, either under the employment contract or the Change in Control Agreement, and if the employee elects a benefit under the Change in Control Agreement, no termination benefit is payable under the employee’s employment agreement.

The employment agreements with NEOs are described below under, “Employment Agreements and Change in Control.”

Change in Control Agreements

MVB believes that Change in Control Agreements provide security for its employees and minimize distraction of employees in the event of a significant merger and acquisition scenario, allowing them to remain objective and focused on maximizing shareholder value. The Change in Control Agreements are reviewed and updated annually.

The Change in Control Agreements set forth certain terms and conditions upon the occurrence of a “change in control event.” Absent a “change in control event,” the Change in Control Agreements do not require MVB to retain the employees in its employ or to pay any specified level of compensation or benefits.

After a Change in Control (as defined below) an involuntary termination of employment without cause may occur under either of the following circumstances:

•	a material diminution of the employee’s authority, duties, or responsibilities, or

•	a change in the geographic location at which the employee must perform the services rendered hereunder which is more than fifty (50) miles from the employee’s then current location.

In such event, the employee would be entitled to a severance payment equal to a set number of months of the employee’s base salary.
A “Change of Control” means either: (i) the acquisition, directly or indirectly, by any person, group of persons, or other organization of units at MVB, which, when added to any other units the beneficial ownership of which is held by such acquirer(s), shall result in ownership by any person(s), group of persons, or other organization, of greater than 50% of such units; or (ii) the occurrence of any merger, consolidation, exchange or reorganization to which MVB is a party and to which MVB (or any entity controlled thereby) is not a surviving entity, or the sale of all or substantially all of the assets of MVB. Provided, however, no Change of Control shall have occurred if, with respect to (i) or (ii) above, the acquirer, surviving entity or owner of the assets is MVB or one of its subsidiaries or affiliates.

Compensation Committee Report

The Compensation Committee of MVB has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Management and, based on such review and discussion, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:
Gary A. LeDonne, Chairman
James J. Cava, Jr.
Stephen R. Brooks
Dr. Kelly R. Nelson

Executive Compensation

The following information is prepared based on positions as of 2017. In 2017, compensation was paid to the employees by MVB or MVB Bank, unless otherwise noted. The following table summarizes compensation paid to executive officers and other highly paid individuals for the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Option Awards ($)[3]	Change in actuarial present value of MVB defined benefit pension plan ($)	All Other Compensation ($)[4]	Total ($)
Larry F. Mazza President & CEO, MVB Financial Corp. and MVB Bank, Inc.	2017	$643,250	$—	$160,000	$50,652	$52,075	$905,977
	2016	$644,000	$200,000	$243,000	$25,632	$52,193	$1,164,825
	2015	$643,000	$—	$—	$11,262	$38,518	$692,780
Donald T. Robinson EVP, Chief Financial Officer, MVB Financial Corp.	2017	$374,187	$—	$80,000	$9,762	$9,939	$473,888
	2016	$365,250	$175,000	$451,450	$2,874	$9,517	$1,004,091
	2015	$362,250	$20,000	$—	$2,938	$9,617	$394,805
H. Edward Dean, III President & CEO, MVB Mortgage. * compensation paid by MVB Mortgage	2017	$996,176	$620,497	$528,400	$7,914	$28,960	$2,181,947
	2016	$1,675,753	$1,260,928	$24,300	$8,835	$25,818	$2,995,634
	2015	$1,468,582	$—	$4,920	$5,728	$19,135	$1,498,365
David A. Jones SVP, Chief Risk Officer, MVB Financial Corp. and MVB	2017	$250,000	$—	$48,000	$26,882	$8,170	$333,052
	2016	$237,501	$25,000	$12,150	$13,241	$6,813	$294,705
	2015	$214,865	$10,000	$—	$5,095	$5,961	$235,921
John T. Schirripa EVP, Chief Commercial Lending Officer, Regional President – West Virginia, MVB Bank, Inc.	2017	$265,000	$—	$80,000	$19,195	$5,905	$370,100
	2016	$261,961	$100,000	$121,500	$9,614	$5,400	$498,475
	2015	$244,865	$50,000	$—	$7,741	$5,407	$308,013
1 This figure includes salary, commission, and vehicle allowance.
2 "$0/$-" indicates that no bonuses were paid in the fiscal year 2018 for 2017 performance, 2017 for 2016 performance and 2016 for 2015 performance. The $620,497 and $1,260,928 represent Dean's earn-out bonuses, calculated on 2017 and 2016 performances of MVB Mortgage.
3 This figure is calculated using the Black-Scholes value at the time of the grant.
4 This figure includes director fees of $38,300 and $19,600 for Messrs. Mazza and Dean for 2017, $40,383.33 and $16,458.33 for 2016, and $26,825 and $9,775 for 2015, as well as education fees of $1,824, $375, and $495 for Messrs. Mazza, Robinson, and Jones for 2017.

Based upon recommendations from the Compensation Committee, MVB does, from time to time, provide Stock Awards, Non-Equity Incentive Plan Compensation and Non-Qualified Deferred Compensation Earnings to its officers or directors.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated future payouts under non-equity incentive awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry F. Mazza	03/21/17	—	—	—	—	—	—	—	50,000	12.85	160,000
	02/03/16	—	—	—	—	—	—	—	100,000	12.50	243,000
Donald T. Robinson	03/21/17	—	—	—	—	—	—	—	25,000	12.85	80,000
	09/21/16	—	—	—	—	—	—	—	100,000	13.25	415,000
	02/03/16	—	—	—	—	—	—	—	15,000	12.50	36,450
H. Edward Dean, III	11/07/17	—	—	—	—	—	—	—	100,000	18.26	522,000
	03/21/17	—	—	—	—	—	—	—	2,000	12.85	6,400
	02/03/16	—	—	—	—	—	—	—	10,000	12.50	24,300
	03/02/15	—	—	—	—	—	—	—	2,000	13.50	4,920
David A. Jones	03/21/17	—	—	—	—	—	—	—	15,000	12.85	48,000
	02/03/16	—	—	—	—	—	—	—	5,000	12.50	12,150
John T. Schirripa	03/21/17	—	—	—	—	—	—	—	25,000	12.85	80,000
	02/03/16	—	—	—	—	—	—	—	50,000	12.50	121,500

The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting, retaining, and motivating able executives, managers, and other key employees. The 2013 MVB Financial Corp. Stock Incentive Plan (Amended) provides that the Compensation Committee appointed by the Board of Directors of MVB has the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program. Typically, grants have a five-year vesting period with an expiration life span of ten years.

During 2015, the Compensation Committee granted 30 awards, totaling 43,500 shares at exercise prices ranging from $13.00 to $15.00 per share. The expense to be recognized with respect to such awards will be amortized over the vesting period, beginning in 2016. During 2016, the Compensation Committee granted 54 awards, totaling 428,000 shares at exercise prices ranging from $12.07 to $13.25 per share. The expense to be recognized with respect to such awards will be amortized over the vesting period, beginning in the year of the grant. During 2017, the Compensation Committee granted 56 awards, totaling 321,750 shares at exercise prices ranging from $12.85 to $20.00 per share. The expense to be recognized with respect to such awards will be amortized over the vesting period, beginning the year of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Larry F. Mazza	66,000	—	—	9.09	01/01/20
	50,000	—	—	12.00	12/31/22
	40,000	10,000	—	12.00	01/01/23
	72,000	48,000	—	16.00	02/01/24
	20,000	80,000	—	12.50	02/03/26
	—	50,000	—	12.85	03/21/27
Donald T. Robinson	20,000	—	—	11.00	01/01/22
	15,000	—	—	12.00	12/31/22
	12,000	3,000	—	12.00	01/01/23
	40,000	10,000	—	16.00	12/31/23
	3,000	12,000	—	12.50	02/03/26
	20,000	80,000	—	13.25	09/20/26
	—	25,000	—	12.85	03/21/27
H. Edward Dean, III	8,000	2,000	—	12.00	01/01/23
	1,800	1,200	—	16.00	02/21/24
	800	1,200	—	13.50	03/02/25
	2,000	8,000	—	12.50	02/03/26
	—	2,000	—	12.85	03/21/27
	25,000	75,000	—	18.26	11/07/27
David A. Jones	17,600	—	—	9.09	01/01/20
	10,000	—	—	12.00	12/31/22
	8,000	2,000	—	12.00	01/01/23
	8,000	2,000	—	16.00	12/31/23
	1,000	4,000	—	12.50	02/03/26
	—	15,000	—	12.85	03/21/27
John T. Schirripa	22,000	—	—	10.23	08/01/24
	15,000	—	—	12.00	12/31/22
	12,000	3,000	—	12.00	01/01/23
	1,600	400	—	16.00	12/31/23
	10,000	40,000	—	12.50	02/03/26
	—	25,000	—	12.85	03/21/27

No options were exercised by any NEOs during 2017.

Retirement Plans

MVB provided a defined benefit retirement plan for all qualifying employees; however, the defined benefit plan has been frozen, and no service after May 31, 2014, is taken into consideration for determining a benefit. All qualifying employees actively employed on May 31, 2014, are 100% vested, but no subsequent vesting is contemplated. The plan provides for benefits based on the highest five consecutive years of earnings times 2 ½ times years of service. Normal retirement age is 65. All retiree benefits are calculated in the same manner. The benefits are summarized in the table below:
PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry F. Mazza	Allegheny Group Retirement Plan	9.250	435,085	None
Donald T. Robinson	Allegheny Group Retirement Plan	3.167	72,594	None
H. Edward Dean, III	Allegheny Group Retirement Plan	1.417	51,776	None
David A. Jones	Allegheny Group Retirement Plan	9.250	221,673	None
John T. Schirripa	Allegheny Group Retirement Plan	3.917	159,504	None

Nonqualified Deferred Compensation

Non-tax qualified deferred compensation plans currently are not available to executive management.

Employment Agreements and Change in Control

MVB has employment agreements with Messrs. Mazza, Robinson, and Dean.

Mazza has a written employment agreement with MVB, effective January 1, 2014 as amended on January 21, 2014, that can be renewed annually. Mazza’s current salary is $625,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment.  Mazza continues to be eligible to participate in the MVB annual executive performance incentive plan.  Mazza’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of two years of the then current annual base salary, provided that a general release of claims is executed. Additionally, in the event Mazza is constructively terminated upon a change in control, he would be entitled to all compensation that would have been payable through the applicable term of employment. Upon any separation from the Company, Mazza would also be entitled to accrued salary, bonuses, vacation pay and reimbursement of appropriate business expenses. Mazza’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for one (1) year in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary. If Mr. Mazza’s employment were terminated without cause as of December 31, 2017 he would have been entitled to receive a lump sum of $1,250,000 from MVB and all stock options, totaling $3,151,160, would immediately vest.

Robinson has a written employment agreement with MVB, effective January 1, 2016. Robinson’s current salary is $350,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment. Robinson is eligible to participate in the MVB annual executive performance incentive plan. Robinson’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of one year of the then current annual base salary, provided that a general release of claims is executed. Upon separation from the Company, Mr. Robinson would also be entitled to accrued, but unpaid, salary and benefits. Robinson’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition. During the term of this agreement and for one-year period following the effective date of the termination of this agreement, Robinson will not, directly or indirectly, individually or as an employee, joint venture, partner, agent, or independent contractor of any other person, provide or render services that are competitive with the services provided by Robinson thereunder at any location within 50 miles of Robinson's primary office. If Mr. Robinson’s employment were terminated without cause as of December 31, 2017, he would have been entitled to receive a lump sum of $350,000 from MVB and all stock options, totaling $1,610,250, would immediately vest.

Dean has a written employment agreement with MVB and MVB Bank, effective as of December 20, 2012, which has thereafter been subsequently amended from time to time (as amended and supplemented from time to time, collectively referred to as the “Dean Employment Agreement”). Pursuant to the Dean Employment Agreement, Dean’s current term of employment is through December 31, 2020, at which time employment shall cease unless otherwise agreed, and effective January 1, 2018 his base compensation is set at an annual rate of $575,000. Dean was also entitled to receive certain earn-out compensation for the period commencing on January 1, 2017 through December 31, 2017. Beginning January 1, 2018, Dean became entitled to receive a monthly cash payment equal to 9% of MVB Mortgage’s pre-tax income. On November 7, 2017, Dean was granted the option to purchase 100,000 shares of common stock of the Company at the purchase price of $18.26 per share, vesting in four equal installments on each December 31 from 2017 through 2020.

The Dean Employment Agreement also allows for his participation in a Supplemental Executive Retirement Plan (“SERP”), to take effect on December 31, 2017. Under the SERP, if Dean completes three years of continuous employment with MVB Mortgage prior to his retirement date (which shall be no earlier than the date he attains age 55), he will, upon retirement, be entitled to received $1.8 million (the “Retirement Benefit”), payable in 180 equal consecutive monthly installments of $10,000. In the event Dean is deceased prior to his retirement, the Retirement Benefit will fully vest and shall be payable to Dean’s beneficiary. Should Dean become deceased after his retirement, the remaining balance of the Retirement Benefit will fully vest and become payable to Dean’s beneficiary. If Dean is terminated without Cause or due to Disability, or if Dean terminates his employment for Good Reason (as each such term is defined in the SERP), the Retirement Benefit shall immediately vest. If Dean is terminated for Cause, he will not be entitled to the Retirement Benefit. Pursuant to the SERP, Dean also entered into a Confidentiality, Non-Competition and Non-Solicitation Agreement, containing non-solicitation and non-competition covenants throughout the 24-month period following his employment termination.

Dean’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments. If Dean’s employment is terminated without cause, or terminated by Dean for a good reason, as defined under the agreement (including after a change of control) Dean would be entitled to: receive 18 months' compensation, all stock options possessed by Dean would immediately vest; and he would receive payments for health insurance premiums for the maximum time provided under COBRA plus an additional six months.  If employment terminates due to death or disability, Mr. Dean, or his estate, shall receive an amount equal to that amount shown on Mr. Dean’s Form W-2 for the previous fiscal year.  The agreement also provides that, on termination without cause, or termination by Mr. Dean without good reason, as defined in the agreement, Dean will not compete with, or solicit customers or employees of MVB or PMG for a period of 18 months within the counties in which MVB, MVB Bank, and MVB Mortgage operate.  If Mr. Dean’s employment were terminated without cause as of December 31, 2017, he would be entitled to receive a lump sum of $1,623,763 from MVB and its subsidiaries under this agreement. Further, all stock options, totaling $381,000, would immediately vest.

CEO Pay Ratio

In compliance with Item 402(u) of Regulation S-K, MVB is providing the following pay ratio information with respect to its last completed fiscal year. MVB believes the pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K:

For fiscal 2017, MVB’s last completed fiscal year:

-    the median of the annual total compensation of all employees at MVB (other than CEO Larry Mazza), was $58,054; and
-    the annual total compensation of Larry F. Mazza, MVB's CEO was $905,977.

Based on this information, the ratio for 2017 of the annual total compensation of MVB’s President & CEO to the median of the annual total compensation of all employees is 15.6 to 1. MVB completed the following steps to identify the median of the annual total compensation of all employees and to determine the annual total compensation of the median employee and CEO:

•
As of October 1, 2017, MVB’s employee population consisted of approximately 390 individuals, including any full-time or part-time employed on that date. This date was selected because it allowed us to identify employees in a reasonably efficient manner using payroll data.

•
To find the median of the annual total compensation of all employees (other than CEO), MVB used wages from payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. In making this determination, MVB annualized the compensation of full-time and part-time permanent employees who were employed on October 1, 2017 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time and newly hired employees.

•	MVB identified the median employee using this compensation measure and methodology, which was consistently applied to all employees included in the calculation.

•
After identifying the median employee, MVB added together all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $58,084.

•	With respect to the annual total compensation of the CEO, MVB used the amount reported in the “Total” column of 2017 Summary Compensation Table.

Director Compensation

In 2017, members of the Boards of MVB and its subsidiaries received a fee of $300 for each board meeting attended and a fee of $300 for each committee meeting they attended, with the exception of members of the Audit Committee who received $350 for each meeting attended of that committee.

An annual retainer fee of $10,000 was paid to each MVB Financial Corp. director, $7,000 paid to each MVB Bank director, and $1,500 paid to each MVB Mortgage director as well as the following chair retainer fees for Board and Committee Chairs: $40,000 MVB Board; $25,000 Audit Committee; $12,500 Finance Committee; $12,500 Governance Committee; $5,000 Asset and Liability Committee (ALCO Committee) (of MVB Bank); $15,000 Compensation Committee; $2,000 Loan Review Committee (of MVB Bank).

Director Name	2017 Director Compensation
	Cash ($)[1]	Options ($)[2]	Total ($)
David B. Alvarez	$31,700	$3,200	$34,900
Stephen R. Brooks	$101,952	$3,200	$105,152
James J. Cava, Jr.	$76,244	$3,200	$79,444
John W. Ebert	$45,000	$3,200	$48,200
Daniel W. Holt[4]	$600	$—	$600
Gary A. LeDonne	$65,454	$3,200	$68,654
Dr. Kelly R. Nelson	$56,250	$3,200	$59,450
J. Christopher Pallotta	$55,169	$3,200	$58,369
Nitesh S. Patel[3]	$40,400	$—	$40,400
1 Includes educational expenses of $6,082 for Brooks, $1,495 for Cava, $4,391 and for LeDonne who attended Bank Director conferences, $299 for Cava, $914 for LeDonne, and $299 for Pallotta, who attended the Community Bankers of WV Conference and $570 for Brooks and Pallotta who attended the CEO/Directors Conference.
2 Each director, with the exception of Holt, who did not join the Board until December 19, 2017 and Patel, who retired February 23, 2017, was granted the option to purchase 1,000 shares as of March 21, 2017, exercisable March 21, 2018. This figure is calculated using the Black-Scholes value of $3.20 at the time of the grant.
3 Patel retired from the Board February 23, 2017.
4 Holt was elected to the Board December 19, 2017.

Certain Transactions with Directors, Officers and Their Associates

MVB and MVB Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates, and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features. All related-party transactions require approval from the Board of Directors of MVB.

Principal Holders of Voting Securities

Ownership of Securities by Directors, Nominees and Executive Officers

As of March 1, 2018, ownership by directors, nominees and named executive officers in MVB was:

	Shares of Stock Beneficially Owned [1,2]	Percent of Ownership
David B. Alvarez	481,234	4.49%
Stephen R. Brooks	44,638	0.42%
James J. Cava, Jr.	173,014	1.63%
H. Edward Dean	316,749	2.98%
John W. Ebert	77,343	0.73%
Daniel W. Holt	5,500	0.05%
Gary A. LeDonne	43,807	0.42%
Larry F. Mazza	563,498	5.20%
Dr. Kelly R. Nelson	66,052	0.63%
J. Christopher Pallotta	144,781	1.37%
Donald T. Robinson	134,221	1.26%
David A. Jones	72,679	0.69%
John T. Schirripa	107,515	1.01%
Directors and Executive Officers as a group	2,231,031	19.44%
1 Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as amended, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.
2 Includes common shares outstanding and 1,600 stock option shares that became exercisable February 1, 2015, 600 stock option shares that became exercisable January 21, 2016, and 400 stock option shares that became exercisable February 3, 2017 for all Directors, except for Dean, Holt, LeDonne, and Mazza, and 200 stock option shares that became exercisable March 21, 2018 for all Directors, except for Dean, Holt, and Mazza.

Also includes 43,000, 50,600, 312,000, 121,000, and 78,600 shares which may be acquired by Dean, Jones, Mazza, Robinson, and Schirripa, respectively, within 60 days through the exercise of options. This total does not include options that have been granted but not exercisable within 60 days.

Also includes 15,625 shares that can be acquired through the conversion of Preferred Series B stock, held by Director Pallotta and 187,500, 62,500, and 62,500 shares that can be acquired through the conversion of Subordinated Debt, held by Directors Alvarez, Cava, and Dean, within 60 days.

Ownership of Certain Beneficial Owners

The table below sets forth information with respect to those persons (other than the officers/directors listed above) known to the Company, as of March 1, 2018, to have owned beneficially 5% or more of the outstanding shares of common stock. The information as to beneficial ownership is based upon statements filed by such persons with the SEC under Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned Beneficially	Percent of Class
Cline Trust Company, LLC 3801 PGA Blvd #901 Palm Beach Gardens, FL 33410	625,000[1]	5.60%[2]
1 Represents shares of common stock that may be acquired through the exercise of Convertible Subordinated Promissory Notes due 2024.
2 The percentage shown is based on the number of shares outstanding and 625,000 shares that may be acquired through the exercise of Convertible Subordinated Promissory Notes due 2024.

As disclosed on Schedule 13G, filed with the SEC on January 16, 2018, Donald R. Holcomb, Timothy Elliott, and Lesslie Ray (together with Cline Trust Company LLC ("Cline Trust")), are managers of Cline Trust and may be deemed to share beneficial ownership of the shares of common stock which Cline Trust may own.

2.    NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

MVB is providing shareholders with a non-binding advisory vote on compensation programs for our Named Executive Officers listed in the table entitled “Summary Compensation Table” (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the 2018 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is advisory in nature and therefore, is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

At the Annual Meeting of Shareholders held on May 21, 2013, a majority of the votes of the Company’s shareholders was cast in favor of holding an annual, non-binding advisory vote on executive compensation. In light of this result, and other factors considered by the Board of Directors of the Company, the Board of Directors has determined that the Company will hold an annual non-binding advisory vote on the compensation of its named executive officers, until the next required vote on the frequency of the advisory vote on executive compensation occurs, or until the Board of Directors of the Company determines that holding such vote with a different frequency is in the best interests of the Company. The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2019 Annual Meeting of Shareholders.

The Management of MVB and Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The proxy will be voted "FOR" the approval of executive compensation, unless otherwise directed.

3.    RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The firm of Dixon Hughes Goodman LLP examined and audited the financial statements of MVB for 2017, 2016, and 2015.

The following fees were billed by Dixon Hughes Goodman LLP as indicated:

	2017	2016	2015
Audit Fees [1]	$183,800	$201,700	$179,400
Audit-Related Fees	10,092	22,931	25,550
Tax Fees	38,975	—	—
All Other Fees	9,100	147,490	28,500
	$241,967	$372,121	$233,450
1 Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

The Audit Committee has considered whether Dixon Hughes Goodman LLP has maintained its independence during the fiscal year ended 2017. The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000. Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws. The Audit Committee did not waive the pre-approval requirement of any other services during 2017, 2016, or 2015.

The Audit Committee proposes that Dixon Hughes Goodman LLP will examine and audit the financial statements of MVB for 2018. The proxies will vote your proxy “FOR” ratification of the selection of Dixon Hughes Goodman LLP, unless otherwise directed. Representatives of Dixon Hughes Goodman LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement or respond to appropriate questions.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Dixon Hughes Goodman LLP to serve as independent registered accounting firm for the fiscal year ending 2018.

4.    OTHER INFORMATION

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations. Litigation, in general, and intellectual property and securities litigation, in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all. The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company’s financial condition or results of the Company’s operations.

Form 10-K Annual Report

Upon written request by any shareholder to Lisa J. McCormick, Corporate Secretary, MVB Financial Corp, 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of MVB's 2017 Annual Report on Form 10-K will be provided without charge. You may also find a copy of MVB’s Form 10-K on the SEC’s website: http://www.sec.gov and MVB’s 2018 Annual Meeting website: www.investorvote.com/MVBF

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB. Officers, directors, and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the fiscal year ended 2017, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable)), care of the Corporate Secretary, MVB Financial Corp. 301 Virginia Avenue, Fairmont, WV 26554. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Shareholder Proposals for the 2019 Annual Meeting

Any shareholder who wishes to have a proposal placed before the 2019 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC’s proxy rules must submit the proposal to the Chief Executive Officer of MVB no later than December 14, 2018, both to be considered timely and to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2019, expected to be held May 21, 2019.

Annual Report

MVB’s 2017 Annual Report to Shareholders is being made available electronically at www.investorvote.com/MVBF to shareholders as of the record date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Larry F. Mazza
President & Chief Executive Officer

EXHIBIT A

MVB Financial Corp. Board of Directors

Audit Committee Charter
Approved 09-19-17

1.	Purpose

The Board of Directors (the “Board”) of MVB Financial Corp. (“MVB Financial”), in fulfilling its responsibility for effective board governance of MVB Financial and its subsidiaries, (hereinafter collectively referred to as “MVB”) has duly established the Audit Committee (the “Committee”).

The Committee is established by the Board to: (1) assist the Board in monitoring the integrity of the accounting and financial reporting process, systems of internal controls and financial statements and reports of MVB; (2) be directly responsible for the appointment, compensation and oversight of the independent auditor employed by MVB for the purpose of preparing or issuing an audit report or related work; (3) be responsible for the appointment, compensation and oversight of the internal auditor; (4) assist the Board in monitoring compliance by MVB with legal and regulatory requirements, including holding company, banking, mortgage and insurance regulations and the Sarbanes Oxley Act; (5) oversee management corrective actions when such needs have been identified; and, (6) oversee MVB’s Whistleblower Policy, oversee MVB’s risk management program for effectiveness and ensure the Board incorporates the appropriate risk management processes in its work.

2.	General Responsibilities of the Committee

a.	Oversight of Independent, External Auditor. With regard to independent, external audit activities, the Committee shall:

i.
Select, engage, compensate, oversee and, where appropriate, replace the independent registered public accounting firm (“Auditor”), subject to any required Board and shareholder approvals. The Auditor shall not provide any services unless approved by the Committee. The Committee shall require that the Auditor issue a written report of such audit directly to the Committee;

ii.
Discuss with the Auditor the overall scope and plans for the audit including the adequacy of staffing and compensation and submit to management the audit, non-audit, administrative and other fees to be paid by management on behalf of the Committee;

iii.
Ascertain that both the lead and the concurring audit partners are restricted to a maximum of five consecutive years of serving in either capacity. In addition, the Committee shall ascertain that after the initial service period, both the lead and concurring partners not perform any audit services in either capacity for a minimum of five consecutive years. The Committee should also ascertain that after the initial service period, the lead partner does not step down into an engagement quality review role that would cause the lead partner to review his or her own work. Finally, the Committee shall ascertain that any partner other than the lead or concurring partner serves no more than seven consecutive years at the partner level on the MVB’s audit;

iv.
Review (with management and the Auditor) the Auditor’s assessment of the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions, including the prevention or detection of management override or compromise of the internal control system. Further, the Committee shall meet separately as deemed necessary with the Auditor, without management present, to discuss the results of its examinations, or for any other reason the Committee deems necessary;

v.	Work with management and the Auditor to monitor the MVB’s compliance with laws and regulations;

vi.	Resolve any significant disagreements between the Auditor and management;

vii.	Receive and review communications submitted by the Auditors and regulators and take appropriate actions;

viii.
Require receipt from the Auditors of a formal written statement delineating all relationships between the Auditors and MVB, consistent with Independence Standards Board Standard 1, and the Committee’s responsibility for actively engaging in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside Auditor;

ix.
Review the results of the annual audit, the audited financial statements included in the Form 10-K and discuss the results of the audit and any other matters required to be communicated to the Committee by the Auditor under generally accepted auditing standards, including any comments or recommendations of the Auditor;

x.	Receive affirmative acknowledgement from the Auditor that it is accountable only to the Committee;

xi.
Require that the Auditor review the Company’s interim financial statements prior to filing the quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Auditor under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for purpose of this review; and,

xii.	Conduct executive sessions with the outside auditors without the presence of Management as deemed necessary, but no less than annually.

b.	Oversight of Internal Audit. With regard to internal audit activities, the Committee shall:

i.	Engage an independent certified public accountant or other qualified vendor(s) to perform routine internal audits on major risk areas;

ii.	Review and approve the scope, effectiveness, and results of the MVB’s internal audit function;

iii.	Review communications submitted by the internal auditor and take appropriate actions; and,

iv.	Review incidents of internal fraud to determine their impact in relation to the financial reporting process and the overall systems of internal control.

c.	Oversight of Enterprise Risk Management Activities. With regard to enterprise risk management activities, the Committee shall:

i.
Review the work of the MVB Risk Oversight Committee and the Chief Risk Officer to ensure that the MVB Financial Board is well-versed on risk issues and has the opportunity to question and provide guidance on day-to-day and long-term MVB risk management activities.

ii.
Review significant financial and other risk exposures and the steps management has taken to monitor, control and report such exposures, including, without limitation, credit, market, fiduciary, liquidity, reputational, operational, fraud, strategic, technology, (data-security business-continuity risk, etc.) and risks associated with incentive compensation plans.

iii.	Approve and periodically review, at least annually, MVB’s enterprise risk management program.

iv.
Discuss with management and the CRO, MVB’s major risk exposures and review how management has monitored, mitigated, and controlled such exposures, including MVB’s risk assessment and risk management policies and practices.

v.	Assist develop, approve, and keep current MVB’s risk appetite statement and associated identified risk tolerance levels on an annual basis or as circumstances warrant.

vi.
Work in coordination with other MVB Financial Board committees and subcommittees that engage in risk management functions to ensure that there is comprehensive, coordinated enterprise risk management for MVB.

d.	Loan Review and Asset Quality Matters. With regard to loan review and asset quality matters, the Committee shall:

i.
Engage a qualified vendor to perform a periodic review of MVB’s loan portfolio to assess the quality of the MVB’s underwriting, approval function, loan documentation, account management and risk identification processes;

ii.	Review and approve the scope, effectiveness, and results of the MVB’s loan review function; and,

iii.	Review communications submitted by the outside vendor and take appropriate actions.

e.	Oversight of Compliance and Whistleblower Matters. With regard to compliance, whistleblower and other ethics matters, the Committee shall:

i.
Ensure an effective whistleblower policy is in place and kept current to include assuring all employees and others, as applicable, are aware of the whistleblower policy and understand its purpose and process for use;

ii.
Review, process and retain any complaints or other communications received by MVB’s Chief Credit and Risk Officer, MVB’s Chief Compliance Officer, an employee of MVB or the independent external auditor regarding accounting, internal accounting controls or auditing matters;

iii.
Review, process and retain confidential, anonymous submissions - made through MVB’s third party ethics hotline or otherwise - by employees of MVB regarding questionable internal control, accounting or auditing matters;

iv.
Cause an investigation to be made into any matter brought to its attention that is within the scope of its duties, with the power to retain independent outside counsel or other professionals for this purpose if, in its judgment, that is appropriate; and,

v.	Engage independent counsel, or other advisors or experts, as it determines necessary in the performance of its duties.

Further, the Committee shall have oversight responsibility for MVB’s compliance with applicable holding company, banking, mortgage, insurance, broker-dealer and investment advisory laws and regulations to include reviewing the effectiveness of the system for monitoring compliance and laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance. Among other regulations, specifically, the Committee shall provide oversight for key banking regulations, including MVB’s compliance with Bank Secrecy Act (the “BSA”) and adherence to the Insider Borrowing Policy with all borrowings.

f.
Reporting to Board of Directors. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee. In addition, the Committee shall provide at least one written report annually to the Board of Directors describing the Committee’s:

i.	Historical and planned activities for carrying out the Committee’s duties and responsibilities.

ii.	Appraisal of the financial reporting processes and systems of internal accounting controls.

iii.	Recommendations regarding the engagement of the Auditor.

iv.	Assessment of the adequacy of the Committee Charter.

g.
Maintain Standard Operating Procedures. The Committee shall maintain standard operating procedures for documenting the activities employed by the Audit Committee during the discharge of its duties and responsibilities.

h.
Oversee Proxy Report. The Committee shall oversee the preparation of the report for enclosure in the MVB proxy statement that discloses that the Committee has or has not recommended that MVB’s audited financial statement be filed with the appropriate regulatory authorities as well as appropriate oversight conclusions.

i.
Audit Committee Support Position. To support the Committee activities, an MVB Financial employee will assist in coordinating the required activities of the Committee, including; assisting in the selection of the external and internal auditing firms; providing the Committee with technical support related to internal and external audit work; working with the Committee Chair on Committee meeting logistics; updating, as directed by the Committee, of any policies, processes and schedules of the Committee; and reporting, regularly, on Committee matters that the MVB Financial employee oversees or coordinates on behalf of the Committee. This MVB Financial employee will report directly to the Committee, but will be managed day-to-day by the MVB Financial Chief Executive Officer.

j.
Review Related Party Transactions. To review, approve and oversee any transaction between MVB and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis, in accordance with MVB policies and procedures.

k.
Other Responsibilities. In performing its functions, undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee.

3.	Membership

a.
Composition of the Committee. The Committee shall consist of no fewer than three members of the Board. All Committee members shall satisfy the definition of “independent” under the listing standards of the Nasdaq Stock Market, Inc. or any successor thereto (“Nasdaq”) and meet the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable rules and regulations of the SEC, including the requirement that they not accept directly or indirectly any consulting, advisory, or other compensation from MVB and its subsidiaries (other than directors’ fees received in his or her capacity as a member of the Committee, the Board or another committee of the Board).

In addition, a member of the Committee shall not have participated in the preparation of the financial statements of the MVB during any of the last three years. Each of the members of the Committee should be able to understand fundamental financial statements, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that rises to the level of such financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, to be in compliance with SEC regulations and be designated the “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Further, no director who has outstanding loans or other extensions of credit from MVB that have been identified as classified by the MVB, by any state regulator, or by the FDIC may serve as a member of the Committee during any period during which such loan or extension of credit is classified.

b.	Selection of Members. The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

c.	Selection of the Chair. The Chair of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

d.
Vacancies. Vacancies on the Committee or in the Chair shall be filled by the Board upon recommendation of the Governance Committee at the next meeting of the Board following the occurrence of the vacancy.

e.	Removal or Replacement of Members. Members of the committee may be removed or replaced, with or without cause, by a majority vote of the Board.

4.	Meetings, Minutes and Voting

a.
Meeting Schedule. The Committee will meet as often as necessary to carry out its responsibilities. The Chair, in consultation with the other members of the Committee, shall set the time, frequency and agenda of each meeting. The Committee shall not meet unless a majority of the members are present in person or telephonically and all decisions shall be by majority vote.

b.	Agendas. The Chair, in consultation with the other members of the Committee, shall establish the Agenda of items to be addressed at each upcoming meeting of the Committee.

c.
Quorum. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

d.
Procedures. The Chair will preside at each meeting of the Committee. The Chair shall ensure that the agenda for each upcoming meeting of the Committee is circulated to each member of the Committee as well as to each other director in advance of the meeting. The Chair, subject to the approval of a majority of the members of the Committee, shall have the authority to change the agenda to respond to any matters that warrant attention.

e.	Voting. The Committee shall make decisions and take other actions by majority vote.

f.	Minutes. The Committee shall keep minutes of each meeting and file those minutes with the Board Secretary in a timely fashion.

5.	Reports

Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

6.	Advisors and Counsel; Cooperation and Reliance

The Committee shall have the resources and authority to discharge its responsibilities; and the Board shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, with notification to the MVB Financial CEO.

a.
Retention of Advisors and Counsel. The Committee shall have the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB’s expense, such administrative support, independent or outside legal counsel, accounting or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from MVB, with notification to the MVB Financial CEO.

b.
Determine Administrative Expenses. The Committee shall have the authority to determine the level and cost of separate administrative support necessary or appropriate in carrying out its duties, with MVB bearing such costs.

c.
Required Participation of Employees. The Committee shall have unrestricted access to MVB’s employees, independent auditors, and outside counsel and may require any employee of MVB or representative of MVB’s independent auditors or outside counsel to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors, or experts.

d.
Reliance Permitted. The Committee may act in reliance upon other committees of the Board, management and other employees, MVB’s independent auditors, internal auditors, advisors and experts, as it deems necessary or appropriate.

7.	Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate:

a.	Scope of Charter. Whether this Charter appropriately addresses the matters that are or should be within its scope.

b.	Quality of Committee Work. The adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board.

c.	Participation of Members and Quality of Decision Process. The manner in which they were discussed or debated, whether all members actively participated and contributed to the work of the Committee.

d.	Length and Number of Meetings. Whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

e.	Other Appropriate Factors. Such other factors as the Committee deems relevant to the completion of its responsibilities under this Charter.

8.	Rules and Procedures

Except as expressly set forth in this Charter or the bylaws and operating agreements of MVB Financial and its subsidiaries or MVB Governance Guidelines, or as otherwise required by law or overriding regulatory rules, the Committee shall establish its own rules and procedures that are consistent with this Charter.

9.	Limitation on Responsibility

Nothing in this Charter or in a member’s service on the Committee shall increase or be deemed to increase the liability of any member of the Board under applicable state law.

10.	Annual Review of Charter

The Committee shall review this Charter at least annually and recommend to the Board for its consideration and action revisions to this Charter, as the Committee shall deem necessary or appropriate. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

EXHIBIT B

MVB Financial Corp. Board of Directors

Human Resources & Compensation Committee Charter
Approved 03-20-17

1.	Purpose

The Board of Directors (the “Board”) of MVB Financial Corp. (“MVB Financial”) in fulfilling its responsibility for effective board governance of MVB Financial and its subsidiaries (herein after collectively referred to as “MVB”) has duly established the Human Resources & Compensation Committee (the “Committee”).
The Committee is established to help assure that MVB fulfills its responsibilities effectively by: (1) attending to all Human Resources issues that come before the Board; (2 reviewing and setting CEO total compensation; (3) conducting an annual CEO performance goal setting and evaluation process; (4) oversee succession planning for both emergency and future leadership, 5)approving Senior Management Team total compensation; (6) evaluating all MVB benefit plans, and (7) reviewing the compensation for non-employee Board of Directors as appropriate.

2.	Responsibilities of the Committee

The following shall be recurring duties and responsibilities of the Committee in carrying out its purpose.

a.
Executive Selection. Ensure a process is in place for identification and selection of the CEO/President of MVB. This will include an annual report on potential replacements for the current CEO/President.

b.
Executive Performance Evaluation. Design and complete appropriate goal setting and performance evaluation of the CEO/President. On an annual basis, complete the evaluation of the CEO/President and provide the results as part of the consideration in determining the compensation for the CEO/President.

c.
Executive Compensation. Working with the Chair and other Board members, complete the annual review and setting of compensation for the CEO/President to include incentive, if applicable, and bonus programs. Working with the President/CEO, review the recommendations of the President/CEO regarding the compensation of all other MVB executive officers, based on the performance of such executive officers considering the goals and objectives approved by the Committee, and approve such compensation.

d.	Directors Compensation. Review the compensation practices for directors and make recommendations for changes to the full Board.

e.
Incentive Plans. Identify or design and recommend equity-based, cash or other incentive programs necessary to implement MVB’s compensation strategy or to provide incentives/bonuses for reaching designated performance benchmarks or specific goals within the strategic plan.

f.	Benefit Plans. Review and recommend competitive benefit programs in order to attract and retain top talent.

g.	Emergency Succession Plan Development. Review and update annually the MVB Emergency Succession Plan.

h.
Emergency Succession Plan Implementation. In the event of an emergency that triggers the MVB Emergency Succession Plan, monitor and provide Board oversight of the implementation of the plan in conjunction with the Board Chair and other appropriate Board members, as warranted.

i.
Succession Planning. Review and make an annual report to the Board on management succession planning, including the CEO/President. The succession planning shall include policies regarding succession in the event of an emergency or the retirement of the CEO/President.

j.
Executive Level Development. Work with the CEO/President and other identified senior management to establish additional training, education, or experience goals to assure continuing development and to address succession planning.

k.
Non-Executive Development and Succession Plan. Review at least annually with MVB leadership, including the CEO/President, its management development and specific succession planning (plan) for managers and officers below executive officer level.

l.
MVB Organization and Staffing. Review periodically, but not less than annually, MVB’s organization, staffing and planned organizational (structure) changes to assure that each supports the strategic plan, MVB’s succession planning and management development efforts.

m.	Other Duties. Perform such other duties and responsibilities as may be assigned to the Committee by the Board from time to time.

n.
Executive Compensation Program. Establish and maintain on an on-going basis an executive compensation program designed to enable MVB to attract, retain, motivate and reward executive officers to support the strategic plan.

o.	Philosophy and Objectives. The Committee shall review and approve MVB’s compensation philosophy and objectives.

p.
Say on Pay Frequency. Review with Senior Management the results of the shareholder “say on pay” advisory vote on the compensation of MVB’s executive officers. Recommend to the Board the frequency of holding a “say on pay” advisory vote on the compensation of MVB’s named executive officers: CEO/President, Chief Financial Officer, Chief Risk Officer, Chief Lending Officer and CEO, Mortgage.

q.
CD&A and Report. Review and discuss with senior management all proposed disclosures regarding executive and director compensation, including the Compensation Discussion & Analysis (“CD&A”) to be included in MVB’s Annual Report on Form 10-K and proxy statement and recommend to the Board, based on such review and discussion, whether the CD&A should be included in Form 10-K and the proxy statement, and prepare an annual report on executive compensation for including in Form 10-K and the proxy statement as required by the SEC.

r.	Employment and Other Agreements. Review and approve any employment, severance, change in control, supplemental retirement or termination arrangements with any executive officer.

s.	Clawbacks. Approve and oversee the application of MVB’s clawback, or recoupment policy.

t.	Risk Assessment. Review and discuss with senior management any disclosures relating to risk related to MVB’s compensation programs and policies in the annual proxy statement.

u.	Stock Ownership Guidelines. Monitor adherence to MVB’s share ownership guidelines for senior management and Board of Directors.

v.
Peer Group. Review competitive practices and trends in the industry to determine the adequacy of the executive compensation program, including selecting a peer group, to ensure they are competitive and supportive of MVB’s strategy.

3.	Membership

a.
Composition of the Committee. The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall be independent in accordance with applicable Nasdaq and SEC rules and regulations and shall meet the requirements of MVB Governance Guidelines and such other rules and regulations that may be appropriate. The Board of Directors shall consider all factors relevant to determining whether a director has a relationship to MVB which are material to that director’s ability to be independent from management in connection with the duties of a member of the Committee. Committee members will be “non-employee directors” within the meaning of the Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

b.	Selection of Members. The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

c.	Selection of the Chair. The Chair of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

d.
Vacancies. Vacancies on the Committee or in the Chair shall be filled by the Board upon recommendation of the Governance Committee at the next meeting of the Board following the occurrence of the vacancy.

e.	Removal or Replacement of Members. Members of the committee may be removed or replaced, with or without cause, by a majority vote of the Board.

4.	Meetings, Minutes, and Voting

a.
Meeting Schedule. The Committee will meet as often as necessary to carry out its responsibilities. The Chair, in consultation with the other members of the Committee, shall set the time, frequency, and length of each meeting. The Committee may, in its discretion, delegate all or some of its duties and responsibilities to a subcommittee of the Committee.

b.	Agendas. The Chair, in consultation with the other members of the Committee, shall establish the Agenda of items to be addressed at each upcoming meeting of the Committee.

c.
Quorum. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

d.
Procedures. The Chair will preside at each meeting of the Committee. The Chair shall ensure that the agenda for each upcoming meeting of the Committee is circulated to each member of the Committee as well as to each other director in advance of the meeting. The Chair, subject to the approval of a majority of the members of the Committee, shall have the authority to change the agenda to respond to any matters that warrant attention. Members may waive advance notice of the agenda in writing.

e.	Voting. The Committee shall make decisions and take other actions by majority vote. The Committee may act in writing by the unanimous consent of its members.

f.	Minutes. The Committee shall keep minutes of each meeting and file those minutes with the Board Secretary in a timely fashion.

5.	Report

Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

6.	Advisors and Counsel; Cooperation and Reliance

The Committee shall have the resources and authority to discharge its responsibilities; and the Board shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board with notification to the MVB Financial CEO.

a.
Retention of Advisors and Counsel. The Committee shall have the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB’s expense, such independent or outside legal counsel, accounting, compensation or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from MVB, with notification to the MVB Financial CEO. Prior to selecting or receiving advice from counsel (other than in house counsel), or accounting, compensation or other consultants or advisors, the Committee shall take into consideration such factors as could affect the independence of such counsel, or accounting, compensation or other consultants or advisors.

b.
Determine Administrative Expenses. The Committee shall have the authority to determine the level and cost of separate administrative support necessary or appropriate in carrying out its duties, with MVB bearing such costs.

c.
Required Participation of Employees. The Committee shall have unrestricted access to MVB’s employees, independent auditors, and outside counsel and may require any employee of MVB or representative of MVB’s independent auditors or outside counsel to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors, or experts.

d.
Reliance Permitted. The Committee may act in reliance upon other committees of the Board, management, and other employees, MVB’s independent auditors, internal auditors, advisors, and experts, as it deems necessary or appropriate.

7.	Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate:

a.	Scope of Charter. Whether this Charter appropriately addresses the matters that are or should be within its scope.

b.	Quality of Committee Work. The adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board.

c.	Participation of Members and Quality of Decision Process. The manner in which issues were discussed or debated, whether all members actively participated and contributed to the work of the Committee.

d.	Length and Number of Meetings. Whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

e.	Other Appropriate Factors. Such other factors as the Committee deems relevant to the completion of its responsibilities under this Charter.

8.	Rules and Procedures

Except as expressly set forth in this Charter or the bylaws and operating agreements of MVB Financial and its subsidiaries or MVB Governance Guidelines, or as otherwise required by law or overriding regulatory rules, the Committee shall establish its own rules and procedures that are consistent with this Charter.

9.	Limitation on Responsibility

Nothing in this Charter or in a member’s service on the Committee shall increase or be deemed to increase the liability of any member of the Board under applicable state law.

10.	Annual Review of Charter

The Committee shall review this Charter at least annually and recommend to the Board for its consideration and action revisions to this Charter, as the Committee shall deem necessary or appropriate.

EXHIBIT C

MVB Financial Corp. Board of Directors

Nominating and Corporate Governance Committee Charter
Approved 01-16-18

1.	Purpose

The Board of Directors (the “Board”) of MVB Financial Corp. (“MVB Financial”) in fulfilling its responsibility for effective board governance of MVB Financial and its subsidiaries (herein after collectively referred to as “MVB”) has duly established the Nominating and Corporate Governance Committee (the “Committee”). The Committee is appointed to help assure that MVB fulfills the responsibilities effectively by: (1) helping MVB to create and maintain an appropriate board and committee structure; (2) by assessing the skills, experience, and backgrounds necessary to effectively staff MVB boards and committees; (3) by identifying and nominating individuals qualified to become Board members, (4) by overseeing the development and updating of governance and ethics policies for MVB; (5) by leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members, and (6) by monitoring of the implementation of MVB governance policies and practices.

2.	Responsibilities of the Committee

a.
MVB Governance Guidelines. Work with the Board and MVB management in developing MVB’s governance guidelines to include a periodic review process of the governance guidelines to ensure the accountability and effectiveness of MVB Boards, taking into account changes in the relevant laws and current trends in governance practices.

b.
General MVB Matters and Practices. Oversee the general company matters and practices of MVB, including recommendations of amendments to respective certificate or articles of incorporation and Bylaws, annual stockholder meeting matters (including review of any stockholder proposals), recommendations of amendments to MVB’s change in control plan, review of MVB’s Code of Conduct, Corporate Conduct Policy, Conflict of Interest and other internal policies as the Committee deems appropriate.

c.
Board Member Selection Criteria and Procedures. Develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors of MVB Boards, and the establishing of qualification criteria for director candidates as set forth in the appropriate bylaws.

d.
Board Nominees. Identify and recommend to the Board individuals qualified to become Board members, including consideration of the performance of incumbent directors in determining whether to nominate them for re-election. The Committee shall also recommend to the Board director nominees where a vacancy is created due to death, resignation, retirement or removal of a Director, or any other such reason.

e.	Board Retirement Policy. Make recommendations on the retirement policy of Board members.

f.	Board Committee Structure. Periodically review and recommend appropriate changes to the overall and committee structure of the MVB Boards.

g.
Board Effectiveness and Composition. Study and review with the Board the overall effectiveness of the organization of the Board and conduct of its business, and make appropriate recommendations to the Board with regard thereto on an annual basis. The review shall include the requisite skills and characteristics of Board members as well as the composition of the Board as a whole, as well as consideration of age, diversity, experience, and skills in the context of the needs of the Board.

h.
Committee Appointments. Review and recommend to the Board annually the directors to be selected for membership on the various Board committees, and the responsibilities, organization and membership of existing and creation of new Board committees, excluding special purpose committees established by the Board of Directors.

i.	Board Meeting Frequency. Consider the adequacy of the number of Board meetings per year.

j.
Board Leadership. The Committee is responsible for overseeing that Board leadership is in place. Regarding Board leadership, the Board has no policy with respect to the separation of the offices of Chair and Chief Executive Officer (CEO). The Board believes that this issue is part of the succession planning process and that it is in the best interests of MVB for the Board to make such a determination when it annually elects its Chair or when circumstances arise that may require such action.

k.	MVB Financial Board Chair. Oversee the performance evaluation of the MVB Financial Chair and recommend annually the best candidate for election to this position.

l.
Policies and Procedures. Review and recommend to the Board for its approval a set of MVB governance principles. The Committee shall review and assess the adequacy of the MVB governance guidelines of MVB and recommend any proposed changes to the Board for approval.

m.	Annual Board Review. Lead the annual review process for the Board, Committees and Directors.

n.	Board Meeting Attendance Policy. Ensure adherence to the Board’s established meeting attendance policy.

o.	Other Duties. Perform such other duties and responsibilities as may be assigned to the Committee by the Board from time to time.

3.	Membership

a.
Composition of the Committee. The Committee shall consist of no fewer than three members of the Board. Each member of the Committee shall be independent in accordance with MVB Governance Guidelines, Nasdaq rules, and such other rules and regulations as applicable.

b.	Selection of Members. The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

c.	Selection of the Chair. The Chair of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.

d.
Vacancies. Vacancies on the Committee or in the Chair shall be filled by the Board upon recommendation of the Governance Committee at the next meeting of the Board following the occurrence of the vacancy.

e.	Removal or Replacement of Members. Members of the committee may be removed or replaced, with or without cause, by a majority vote of the Board.

4.	Meetings, Minutes, and Voting

a.
Meeting Schedule. The Committee will meet as often as necessary to carry out its responsibilities. The Chair, in consultation with the other members of the Committee, shall set the time, frequency and length of each meeting.

b.	Agendas. The Chair, in consultation with the other members of the Committee, shall establish the Agenda of items to be addressed at each upcoming meeting of the Committee.

c.
Quorum. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

d.
Procedures. The Chair will preside at each meeting of the Committee. The Chair shall ensure that the agenda for each upcoming meeting of the Committee is circulated to each member of the Committee as well as to each other director in advance of the meeting. The Chair, subject to the approval of a majority of the members of the Committee, shall have the authority to change the agenda to respond to any matters that warrant attention.

e.	Voting. The Committee shall make decisions and take other actions by majority vote.

f.	Minutes. The Committee shall keep minutes of each meeting and file those minutes with the Board Secretary in a timely fashion.

5.	Report

Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

6.	Advisors and Counsel; Cooperation and Reliance

The Committee shall have the resources and authority to discharge its responsibilities; and the Board shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board with notification to the MVB Financial CEO.

a.
Retention of Advisors and Counsel. The Committee shall have the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB’s expense, such independent or outside legal counsel, accounting or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from MVB, with notification to the MVB Financial CEO.

b.
Determine Administrative Expenses. The Committee shall have the authority to determine the level and cost of separate administrative support necessary or appropriate in carrying out its duties, with MVB bearing such costs.

c.
Required Participation of Employees. The Committee shall have unrestricted access to MVB’s employees, independent auditors, and outside counsel and may require any employee of MVB or representative of MVB’s independent auditors or outside counsel to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors, or experts.

d.
Reliance Permitted. The Committee may act in reliance upon other committees of the Board, management and other employees, MVB’s independent auditors, internal auditors, advisors and experts, as it deems necessary or appropriate.

7.	Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate:

a.	Scope of Charter. Whether this Charter appropriately addresses the matters that are or should be within its scope.

b.	Quality of Committee Work. The adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board.

c.	Participation of Members and Quality of Decision Process. The manner in which issues were discussed or debated, whether all members actively participated and contributed to the work of the Committee.

d.	Length and Number of Meetings. Whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

e.	Other Appropriate Factors. Such other factors as the Committee deems relevant to the completion of its responsibilities under this Charter.

8.	Rules and Procedures

Except as expressly set forth in this Charter or the bylaws and operating agreements of MVB Financial and its subsidiaries or MVB Governance Guidelines, or as otherwise required by law or overriding regulatory rules, the Committee shall establish its own rules and procedures that are consistent with this Charter.

9.	Limitation on Responsibility

Nothing in this Charter or in a member’s service on the Committee shall increase or be deemed to increase the liability of any member of the Board under applicable state law.

10.	Annual Review of Charter

The Committee shall review this Charter at least annually and recommend to the Board for its consideration and action revisions to this Charter, as the Committee shall deem necessary or appropriate.

MVB FINANCIAL

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 a.m., Eastern Standard Time, on May 14, 2018.

Vote by Internet

- Go to **www.investorvote.com/MVBF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - David B. Alvarez	☐	☐	02 - John W. Ebert	☐	☐	03 - Dr. Kelly R. Nelson	☐	☐
04 - Daniel W. Holt	☐	☐						

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 3 7 3 2 3 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02SJHB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — MVB Financial Corp.

Notice of 2018 Annual Meeting of Shareholders

Fairmont State University
Falcon Center
Fairmont, WV 26554
Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2018

KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. ("MVB"), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Lisa McCormick, Sue Campbell, and Brian Mosteller or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on March 21, 2018, at the Annual Meeting of Shareholders of MVB to be held at the Fairmont State University - Falcon Center, 1201 Locust Ave, Fairmont, WV 26554, on May 15, 2018, at 9:00 a.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows:

Lisa McCormick, Sue Campbell, and Brian Mosteller, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of MVB Financial Corp. to be held on May 15, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, Election of Directors, FOR Proposal 2, To approve a non-binding advisory proposal on the compensation of the Named Executive Officers, FOR Proposal 3, To ratify the appointment of Dixon Hughes Goodman LLP as the independent registered accounting firm for MVB for the year 2018.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)